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Exhibit (a)(4) Form of Letter to Brokers, Dealers, Commercial Banks, Trust
Companies and Other Nominees

                               Ventro Corporation
                           Offer To Purchase For Cash
           All Outstanding 6% Convertible Subordinated Notes Due 2007
                            (CUSIP No. 922815 AA 3)
                                       at
                   $270 Per $1,000 Principal Amount of Notes

  THIS OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON MARCH 23, 2001,
                         UNLESS THE OFFER IS EXTENDED.

                                                               February 26, 2001
To Brokers, Dealers, Commercial
Banks, Trust Companies and
Other Nominees:

    Ventro Corporation, a Delaware corporation (the "Company"), is offering to purchase for cash, on the terms and subject to the conditions set forth in the Offer to Purchase dated February 26, 2001 (as it may be supplemented or amended from time to time, the "Offer to Purchase") and the related Letter of Transmittal (as it may be supplemented or amended from time to time, the "Letter of Transmittal," and, together with the Offer to Purchase, the "Offer"), all of its outstanding 6% convertible subordinated notes due 2007 (the "Notes"). Enclosed for your consideration are copies of the Offer to Purchase and Letter of Transmittal. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Offer to Purchase.

    For your information and for forwarding to your clients for whom you hold the Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

        1. The Offer to Purchase;

        2. A Letter of Transmittal for the Notes for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding;

        3. A Notice of Guaranteed Delivery to be used in tendering Notes if certificates for the Notes are not lost but are not immediately available, or if the procedure for book-entry transfer cannot be completed on or before the Expiration Date (as defined in the Offer to Purchase);

        4. A form of letter that may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

        5. A return envelope addressed to State Street Bank and Trust Company of California, N.A., the Depositary.

    DTC participants will be able to execute tenders and deliver consents with respect to such tenders through the DTC Automated Tender Offer Program.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

    Any inquiries you may have with respect to the Offer should be addressed to MacKenzie Partners, Inc., the Information Agent for the Offer, or Morgan Stanley & Co. Incorporated, the Dealer Manager for the Offer, at their respective addresses and telephone numbers as set forth on the back cover of the enclosed Offer to Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent.

                                   Very truly yours,

                                   VENTRO CORPORATION

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

     IMPORTANT: THE LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), WITH ANY REQUIRED SIGNATURE GUARANTEES, TOGETHER WITH THE NOTES AND ALL OTHER REQUIRED DOCUMENTS OR
THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE IN ORDER FOR HOLDERS TO RECEIVE THE TENDER OFFER CONSIDERATION.